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                                                                    Exhibit 16.1


                 [HACKER, JOHNSON, COHEN & GRIEB PA LETTERHEAD]


                                November 3, 1998


Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549-1004

                                            RE:  Transpirator Technologies, Inc.
                                                  Commission File Number 0-15654

Dear Ladies and Gentlemen:

We agree with the statements made by the Registrant in response to Item 4 of the original Form 8-K dated October 7, 1998 filed with the Commission and statements made by Registrant in response to Item 4 of the Form 8-K/A (Amendment No. 1). The Registrant delivered a copy of this Form 8-K to Hacker, Johnson, Cohen & Grieb PA on October 7, 1998.

In connection with our audit of the Registrant's financial statements for the years ended March 31, 1997 and 1998 to the date of our declination dated September 24, 1998, our reports did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with our audit of the Registrant's financial statements for the two most recent fiscal years ended March 31, 1998, and during subsequent interim to the date of our declination dated September 24, 1998, we had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to our satisfaction would have caused us to make reference to the subject matter of the disagreement(s) in connection with our reports.

                                               Very truly yours,

                                               HACKER, JOHNSON, COHEN & GRIEB PA

                                               /s/ Edward F. Hacker
                                               ---------------------------------
                                               Edward F. Hacker

EFH/yea

Delivery:  This letter has been delivered to Transpirator Technologies, Inc., for delivery to the Securities and Exchange Commission